UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Patriot Berry Farms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One World Trade Center, 121 SW Salmon Street, Suite 1100

Portland, OR 97204

(Address of principal executive offices)

00 44 7769 900130

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [   ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box: [X]

Securities Act registration statement file number to which this form relates: File No. 333-174894

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock, set forth under the caption “DESCRIPTION OF SECURITIES TO BE REGISTERED” contained in the prospectus included in the Company’s Registration Statement on Form S-1/A, (File No. 333-174894), filed with the Securities and Exchange Commission on August 25, 2011 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant. *

*

Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-174894), filed with the Securities and Exchange Commission on August 25, 2011

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 9, 2013

PATRIOT BERRY FARMS, INC.

/s/ Alexander Houstoun-Boswall

Alexander Houstoun-Boswall

President and Director

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